EXHIBIT 10.2

THIS NEW DEBENTURE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INDUS HOLDING COMPANY

SENIOR SECURED CONVERTIBLE DEBENTURE

$[•]	August [17], 2022

FOR VALUE RECEIVED, Indus Holding Company, a Delaware corporation (the “Company”), promises to pay to [name], [type of entity and jurisdiction], in lawful money of the United States of America the principal sum of $[•], or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Senior Secured Convertible Debenture (this “New Debenture”) on the unpaid principal balance at a rate equal to 5.5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) five business days following the demand of the Required Holders (as defined in Section 5 hereof) made at any date on or after the 42 month anniversary of the Initial Closing Date (such fifth business day, the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default (as defined in Section 3 hereof), such amounts are declared due and payable by the Required Holders or made automatically due and payable, in each case, in accordance with the terms hereof. This New Debenture is one of the New Debentures issued pursuant to that certain Debenture and Warrant Purchase Agreement, dated April 10, 2020 (as amended by that certain First Amendment to Debenture and Warrant Purchase Agreement, dated August [15], 2022 (the “Purchase Agreement Amendment”, and as further amended from time to time, the “Purchase Agreement”), by and among the Company and the Purchasers listed on Schedule II of the First Amendment.

The following is a statement of the rights of Holder (as defined in Section 5 hereof) and the conditions to which this New Debenture is subject, and to which Holder, by the acceptance of this New Debenture, agrees:

1. Payments.

(a) Interest. Accrued interest on this New Debenture shall be payable in arears on a quarterly basis on the last day of each calendar quarter after the date hereof, with any remaining accrued but unpaid interest payable on the Maturity Date.

(b) Voluntary Prepayment. This New Debenture may be prepaid by the Company in whole at any time or in part from time to time without penalty or premium; provided that (i) any prepayment of this New Debenture may only be made in connection with the prepayment of all New Debentures on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such New Debenture, and (ii) any such prepayment shall be applied first to interest accrued on this New Debenture and second, if the amount of prepayment exceeds the amount of all such accrued interest, to the payment of principal of this New Debenture; provided further that no consent of the Required Holders shall be required for a prepayment (i) following the occurrence of an Event of Default if such Event of Default has not been waived by the Required Purchasers and the exercise of remedies with respect thereto is not subject to a written deferral by the Required Purchasers of at least 60 days from the date such Indebtedness is incurred or (ii) in connection with a Change of Control.

2. Conversion.

(a) Conversion into Class C Common Shares.

(i) Conversion by Holder. At any time on or prior to the Maturity Date, upon the election of the Holder, in its sole discretion, all or any portion of the outstanding principal and accrued but unpaid interest hereon shall convert into a number of fully paid and nonassessable Class C Common Shares of the Company (“Class C Common Shares”) determined pursuant to the formula set forth in Section 2(a)(iii).

(ii) Conversion by the Company. At any time, provided that (I) the closing price for the subordinate voting shares of Lowell Farms Inc. has been at least 3 times the Conversion Price (as defined below) on each trading day of the immediately preceding 30-trading day period and (II) the daily volume of the subordinate voting shares multiplied by the weighted average trading price of the subordinate voting shares has been at least $150,000 on each trading day of such period, the Company may deliver a written notice to each Holder of a New Debenture requiring that this New Debenture be converted into Class C Common Shares. Effective as of the fifth business day following delivery of such Notice, this New Debenture shall be converted into a number of Class C Common Shares determined pursuant to the formula set forth in Section 2(a)(iii).

(iii) Conversion Formula. The total number of Class C Common Shares that Holder shall be entitled to receive upon conversion of this New Debenture pursuant to the this Section 2(a) shall be equal to the number obtained by dividing (A) all or such portion of the principal and accrued but unpaid interest under such New Debenture specified by the Holder by (B) $0.2313 per share (the “Conversion Price”), subject to adjustment as set forth in Section 2(d) hereof.

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(b) Conversion on Change of Control. If the Company consummates a Change of Control (as defined in Section 5 hereof) prior to the earlier to occur of the payment in full or conversion of this New Debenture and the Maturity Date, the Company shall provide written notice to the Holder of such Change of Control and a period of at least five (5) business days to permit Holder to exercise its conversion rights pursuant to Section 2(a)(i) hereof.

(c) Conversion Procedure.

(i) Conversion Mechanics. If this New Debenture is to be converted pursuant to this Section 2, Holder shall deliver to the Company written notice to the Company of the conversion to be effected, specifying the principal amount of the New Debenture to be converted, together with all accrued and unpaid interest, the date on which such conversion shall occur and surrendering this New Debenture to the Company. The Company shall, as soon as practicable thereafter, and in no event later than the date specified in such notice, issue and deliver to Holder a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion.

(ii) Fractional Shares. Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Class C Common Shares upon the conversion of this New Debenture. If any fractional interest in a Class C Common Share would, except for the provisions of this 2(c)(ii), be deliverable upon the conversion of this New Debenture, the aggregate number of Class C Common Shares to which such holder shall be entitled shall be rounded down to the nearest whole number if the fraction is less than 0.5 and rounded up to the nearest whole number if the fraction is 0.5 or greater.

(d) Adjustments to Conversion Price and Class C Common Shares. Subject to the requirements of the Canadian Securities Exchange (or such other exchange on which the Class C Common Shares are then listed), the Conversion Price and Class C Common Shares shall be subject to adjustment from time to time as follows:

(i) If and whenever at any time prior to the Maturity Date the outstanding Class C Common Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of Class C Common Shares or reclassified into different shares of capital stock of the Company (a “Reclassification”), or the Company shall issue additional Class C Common Shares (or securities convertible into additional Class C Common Shares or different shares of capital stock of the Company) to the holders of all or substantially all of its outstanding Class C Common Shares by way of a stock dividend or otherwise (other than an issue of additional Class C Common Shares to holders of Class C Common Shares who have elected to receive dividends in the form of Class C Common Shares in lieu of receiving cash dividends paid in the ordinary course) (a “Stock Dividend”), Holder shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date of such Reclassification or Stock Dividend or thereafter, in lieu of the number of Class C Common Shares to which he was theretofore entitled upon conversion, the aggregate number of Class C Common Shares, different shares of capital stock of the Company and/or securities convertible into Class C Common Shares or different shares of capital stock of the Company that Holder would have held immediately following such Reclassification or Stock Dividend had he been the registered holder of the number of Class C Common Shares to which he was theretofore entitled upon conversion as of the applicable record date or effective date for such action.

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(ii) If and whenever at any time prior to the Maturity Date the Company shall issue rights, options or warrants to all or substantially all the holders of its outstanding Class C Common Shares entitling them to subscribe for or purchase additional Class C Common Shares, different shares of capital stock of the Company or securities convertible into Class C Common Shares or different shares of capital stock of the Company, and if such issuance has or is reasonably likely to have a material adverse effect on the conversion privilege or right of Holder hereunder, then the conversion rights (including, as applicable, the Conversion Price) shall be adjusted appropriately as determined by the directors of the Company, acting reasonably. If all such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted based upon the number of additional Class C Common Shares, different shares of capital stock of the Company or securities convertible into Class C Common Shares or different shares of capital stock of the Company actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii) No adjustments of the Conversion Price shall be made pursuant to Section 2(d)(i) or Section 2(d)(ii) if the Holder is permitted to participate in such Reclassification or Stock Dividend or in the issue of such options, rights or warrants, as the case may be, as though and to the same effect as if it had converted the principal amount outstanding under this New Debenture into Class C Common Shares prior to the applicable record date or effective date for such Reclassification or Stock Dividend or the issue of such options, rights or warrants, as the case may be.

(iv) The adjustments provided for in this Section 2(d) are cumulative and shall be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made in any case in which the resulting increase or decrease in the Conversion Price would be less than one percent of the then prevailing Conversion Price. Any adjustment that would otherwise have been required to be made, but for the minimum percentage threshold, shall be carried forward and made at the time of and together with the next subsequent adjustment to the Conversion Price which, together with any and all such adjustments so carried forward, shall result in an increase or decrease in the Conversion Price by not less than one percent.

(e) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

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(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall deliver to Holder at least 10 business days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this New Debenture:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the Maturity Date therefor or (ii) any interest payment required under the terms of this New Debenture on the date due and such payment shall not have been made within five business days of the Company’s receipt of written notice by the Required Holders of such failure to pay; or

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this New Debenture (other than those specified in Section 3(a) hereof), the Purchase Agreement or any other Transaction Document (other than the Voting Agreement), including, without limitation, the negative covenants set forth in Section 6(a) of the Purchase Agreement and, in the event of such failure is susceptible to cure, such failure shall not have been cured by the Company within thirty (30) days after written notice to the Company by the Required Holders of such failure; or

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in a writing approved by the Company’s board of directors its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated under any bankruptcy, insolvency or other similar law now or hereafter in effect, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) enter into any agreement (other than for the engagement of legal or financial advisors) for the purpose of effecting any of the foregoing; or

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

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4. Rights of Holder upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 3(c) or Section 3(d)) hereof and at any time thereafter during the continuance of such Event of Default, the Required Holders may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Section 3(c) and Section 3(d) hereof, immediately and without notice, all principal and accrued and unpaid interest hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Required Holders may exercise any other right power or remedy permitted to the Holders by law, either by suit in equity or by action at law, or both.

5. Definitions. As used in this New Debenture, the following capitalized terms shall have the following meanings:

 “Change of Control” means the occurrence of (i) any transaction or series of related transactions to which Parent, the Company or one of its Subsidiaries is a party that results in a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of outstanding voting securities of Parent having the right to cast more than 50% of the votes for the election of members of the Board of Directors of Parent, (ii) any reorganization, merger or consolidation of Parent, other than a transaction or series of related transactions in which the holders of the voting securities of Parent outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of Parent or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole.

“Debentures” means each of the Debentures issued pursuant to the Purchase Agreement, including the New Debentures.

 “Event of Default” has the meaning given in Section 3 hereof.

“Holder” or “Holder of this New Debenture” means the Person specified in the introductory paragraph of this New Debenture or any Person who at the time in question is the registered holder of this New Debenture and “Holders” means, at the time in question, collectively, the registered holders of the Debentures.

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“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Required Holders” means the Holders holding a majority of the aggregate outstanding principal due under the Debentures.

“Securities Act” means the Securities Act of 1933, as amended.

                “Subsidiary” shall have the meaning assigned to such term in the Purchase Agreement.

6. Miscellaneous.

(a) Successors and Assigns; Transfer of this New Debenture or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Company and Holder.

(ii) With respect to any offer, sale or other disposition of this New Debenture or securities into which such New Debenture may be converted, Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion or other evidence if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this New Debenture or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each New Debenture thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this New Debenture shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this New Debenture for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this New Debenture for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this New Debenture shall be overdue and the Company shall not be affected by notice to the contrary.

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(iii) Neither this New Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder, provided that the Company may assign this New Debenture without the consent of Holder to an acquiror of all or a substantial portion of the Company’s business and assets (however structured).

(b) Waiver and Amendment. Any provision of this New Debenture may be amended, waived or modified only upon the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all holders of New Debentures.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be made in accordance with Section 7(g) of the Purchase Agreement.

(d) Pari Passu Debentures. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this New Debenture and all interest hereon shall be pari passu in right of payment and in all other respects to the other Debentures, and is pari passu in right of payment and in all other respects to other indebtedness of the Company. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the Holders of all of the Debentures, then Holder shall hold in trust all such excess payments for the benefit of the Holders of the other Debentures and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in United States dollars.

(f) Usury. In the event any interest is paid on this New Debenture which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this New Debenture.

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(g) Governing Law and Venue.

(i) This New Debenture and all actions arising out of or in connection with this New Debenture shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its internal rules governing the conflict of laws.

(ii) Each of the Company and the Holder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, in Wilmington, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this New Debenture or the transactions contemplated hereby or for recognition or enforcement of any judgment relating hereto, and each of the Company and the Holder hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts; (c) waives any objection or defense which it may now or hereafter have based on personal jurisdiction; (d) waives any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (e) waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company and the Holder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and the Holder irrevocably consents to service of process in the manner provided for notices in Section 7(g) of the Purchase Agreement.

(iii) EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE COMPANY AND THE HOLDER (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS NEW DEBENTURE, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED BETWEEN THE COMPANY, THE HOLDER, ANY OTHER HOLDER(S) OF DEBENTURES AND/OR THE COLLATERAL AGENT HEREUNDER.

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The Company has caused this New Debenture to be issued as of the date first written above.

INDUS HOLDING COMPANY

By:
Name:	Mark Ainsworth
Title:	Chief Executive Officer

Signature page to Senior Secured Convertible Debenture

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Accepted by:

PURCHASER:

[NAME OF PURCHASER]

By:
Name:
Title:

Signature page to Senior Secured Convertible Debenture

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